EXHIBIT 99.1


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                       CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations    Unconsolidated      Incorporated

Sales                                                    $2,149,864           $      0         $      0          $2,149,864
                                                      ---------------     --------------   ---------------    ---------------
Costs and Expenses:
  Cost of sales                                           2,385,330                  0                 0          2,385,330
  Selling, general and administrative expenses              603,776                  0           121,914            481,862
                                                      -----------------    --------------  ----------------   ---------------
    Total Costs and Expenses                              2,989,106                  0           121,914          2,867,192
                                                      -----------------    --------------  ----------------   ---------------
Operating Loss                                             (839,242)                 0          (121,914)          (717,328)
Investment Income                                            77,922    (A)     (33,150)          110,596                476
Interest Expense                                                  0    (A)      33,150                 0            (33,150)
Other Income (expense) - net                                170,613                  0            23,161            147,452
                                                      -----------------    --------------  ----------------   ---------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                         (590,707)                 0            11,843           (602,550)

Provision for Income Taxes                                  114,000                  0           114,000                  0
                                                      -----------------    --------------  ----------------   ---------------
Loss Before Non-Owned Interests in Insituform East         (704,707)                 0          (102,157)          (602,550)

Non-Owned Interests in Loss of Insituform East              365,921    (B)     365,921                 0                  0
                                                      -----------------    --------------  ----------------   ---------------
Net Loss                                                 $ (338,786)   (C)    $365,921         $(102,157)        $ (602,550)
                                                      =================    ==============  ================   ===============

                                                                   EXHIBIT 99.1


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                       SIX MONTHS ENDED DECEMBER 31, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                     $4,751,991           $      0         $       0          $4,751,991
                                                       ---------------    --------------    ---------------    ----------------
Costs and Expenses:
  Cost of sales                                            4,930,737                  0                 0           4,930,737
  Selling, general and administrative expenses             1,248,124                  0           257,953             990,171
                                                      -----------------    --------------  -----------------  -----------------
    Total Costs and Expenses                               6,178,861                  0           257,953           5,920,908
                                                      -----------------    --------------  -----------------  -----------------
Operating Loss                                            (1,426,870)                 0          (257,953)         (1,168,917)
Investment Income                                            164,900    (D)     (63,550)          227,130               1,320
Interest Expense                                                   0    (D)      63,550                 0             (63,550)
Other Income (expense) - net                                 200,628                  0          (146,004)            346,632
                                                      -----------------    --------------  -----------------  -----------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                        (1,061,342)                 0          (176,827)           (884,515)
Provision for Income Taxes                                   108,000                  0           108,000                   0
                                                      -----------------    --------------  -----------------  -----------------
Loss Before Non-Owned Interests in Insituform East        (1,169,342)                 0          (284,827)           (884,515)
Non-Owned Interests in Loss of Insituform East               537,155    (E)     537,155                 0                   0
                                                      -----------------    --------------  -----------------  -----------------
Net Loss                                                  $ (632,187)   (F)    $537,155         $(284,827)         $ (884,515)
                                                      =================    ==============  =================  =================

                                                                    EXHIBIT 99.1
                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                DECEMBER 31, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                       CERBCO, Inc.    Insituform East,
                                                        Consolidated      Eliminations    Unconsolidated    Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                              $ 5,885,345      $         0       $5,124,930       $   760,415
  Marketable securities                                    5,011,930                0        5,011,930                 0
  Accounts receivable                                      2,912,443                0           59,515         2,852,928
  Inventories                                                852,073                0                0           852,073
  Prepaid and refundable taxes                               192,134                0          165,500            26,634
  Prepaid expenses and other                                 186,093                0            6,588           179,505
                                                        --------------    -------------    -------------    --------------
                                 TOTAL CURRENT ASSETS     15,040,018                0        10,368,463        4,671,555

Investment in and Advances to Subsidiary:                          0       (4,538,012)        4,538,012                0
  Investment in subsidiary                                         0  (G)           0         2,993,644       (2,993,644)
  Intercompany receivables and payables
Property, Plant and Equipment - net of accumulated         6,507,469                0             7,006        6,500,463
  depreciation
Other Assets:
  Excess of acquisition cost over value of net assets      1,485,660  (G)   1,485,660                 0                0
   acquired - net
  Cash surrender value of SERP life insurance              1,824,667                0         1,558,548          266,119
  Marketable securities                                    4,029,150                0         4,029,150                0
  Deposits and other                                          44,489                0            44,489                0
                                                      ----------------   --------------   ---------------   --------------
                                         TOTAL ASSETS    $28,931,453      $(3,052,352)      $23,539,312      $ 8,444,493
                                                      ================   ===============  ===============   ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities               $ 1,347,603      $         0       $    34,637      $ 1,312,966
  Income taxes payable                                        10,000                0                 0           10,000
  Current portion of capital lease obligations                 1,339                0                 0            1,339
                                                      ----------------   ---------------  ---------------   --------------
                            TOTAL CURRENT LIABILITIES      1,358,942                0            34,637        1,324,305
Long-Term Liabilities:
  Accrued SERP liability                                   1,868,388                0         1,636,185          232,203
                                                      ----------------   ---------------  ---------------   --------------
                                    TOTAL LIABILITIES      3,227,330                0         1,670,822        1,556,508
                                                      ----------------   ---------------  ---------------   --------------
Non-Owned Interests                                        4,182,993 (E)(G) 4,182,993                 0                0
                                                      ----------------   ---------------  ---------------   --------------
Stockholders' Equity:
  Common stock                                               118,953  (G)    (175,486)          118,953          175,486
  Class B Common stock                                        29,342  (G)     (11,904)           29,342           11,904
  Additional paid-in capital                               7,527,278  (G)  (4,000,424)        7,527,278        4,000,424
  Retained earnings                                       13,845,557 (F)(G)(4,237,144)       14,192,917        3,889,784
  Treasury stock                                                   0  (G)   1,189,613                 0       (1,189,613)
                                                      ----------------   ---------------  ---------------   --------------
                           TOTAL STOCKHOLDERS' EQUITY     21,521,130        1,234,345        21,868,490        6,887,985
                                                      ----------------   ---------------  ---------------   --------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $28,931,453      $(3,052,352)      $23,539,312      $ 8,444,493
                                                      ================   ===============  ===============   ==============

                                                                   EXHIBIT 99.1

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                                DECEMBER 31, 2002
                                   (unaudited)

                                  (A)

Investment income                                                                     $33,150
  Interest expense                                                                                         $33,150
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended December 31, 2002.

                                  (B)
Non-owned interests                                                                  $365,921
  Non-owned interests in loss of subsidiary                                                              $365,921
To record non-owned interests in loss of Insituform East
for the three months ended December 31, 2002.

                                  (C)
Current year operations adjustments                                                  $365,921
  Retained earnings                                                                                       $365,921
To close out impact of eliminating entries on current quarter's statement of operations.

                                  (D)
Investment income                                                                     $63,550
  Interest expense                                                                                         $63,550
To eliminate interest expense paid by Insituform East to CERBCO in the six months ended December 31, 2002.

                                  (E)
Non-owned interests                                                                  $537,155
  Non-owned interests in loss of subsidiary                                                               $537,155
To record non-owned interests in loss of Insituform East
for the six  months ended December 31, 2002.

                                  (F)
Current year operations adjustments                                                  $537,155
  Retained earnings                                                                                       $537,155
To close out impact of eliminating entries on six months' statement of operations.

                                  (G)
Common stock                                                                        $ 175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   4,774,299
Goodwill - net                                                                      1,485,660
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    4,720,148
  Investment in subsidiary                                                                               4,538,012
To eliminate investment in Insituform East.